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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    February 23, 2004

OMEGA HEALTHCARE INVESTORS, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-11316	38-3041398
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9690 Deereco Road, Suite 100
Timonium, Maryland 21093
(410) 427-1700
(Address and telephone number of Registrant)

Item 5. Other Events.

        On February 23, 2004, Omega Healthcare Investors, Inc. ("Omega") issued a press release announcing the proposed secondary offering by Explorer Holdings, L.P. of 18,118,246 shares of Omega common stock in an underwritten public offering, plans for a proposed private placement of approximately $200 million in principal amount of unsecured notes and a proposed refinancing of Omega's existing senior credit facility.

Item 7. Exhibits.

5.1	Opinion of Powell, Goldstein, Frazer & Murphy LLP.
99.1	Press Release dated February 23, 2004 relating to the proposed secondary offering by Explorer Holdings, L.P. and plans for the notes offering and refinancing of senior credit facility.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OMEGA HEALTHCARE INVESTORS, INC.
/s/ C. TAYLOR PICKETT Name: C. Taylor Pickett Title: Chief Executive Officer

Dated: February 23, 2004

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  Item 5. Other Events.
  Item 7. Exhibits.
SIGNATURES